BlackRock Strategic Global Bond Fund, Inc. (the "Registrant")
         -------------------------------------------------------------

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Articles of Amendment, dated August 31, 2015, and filed with the State Department of Assessments and Taxation of the State of Maryland.

                                                                EXHIBIT 77Q1(A)

                       BLACKROCK WORLD INCOME FUND, INC.

                             ARTICLES OF AMENDMENT

   BLACKROCK WORLD INCOME FUND, INC., a Maryland corporation (the
"Corporation"), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

   FIRST: The charter of the Corporation is hereby amended by deleting Article
   -----
II thereof in its entirety and inserting the following in place thereof:

                                  ARTICLE II

                                     NAME
                                     ----

   The name of the Corporation is BLACKROCK STRATEGIC GLOBAL BOND FUND, INC.

   SECOND: The amendment to the charter of the Corporation that is effected by
   ------
these Articles of Amendment has been approved by a majority of the entire board of directors of the Corporation and is limited to a change expressly authorized by Section 2-605(a)(1) of the MGCL to be made without action by the stockholders of the Corporation.

   THIRD: The authorized stock of the Corporation has not been increased by
   -----
these Articles of Amendment.

   FOURTH: As amended hereby, the charter of the Corporation shall remain in
   ------
full force and effect.

                                     - 2 -

   IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by the person named below who acknowledges that these Articles of Amendment are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 31 day of August 2015.

                                             BLACKROCK WORLD INCOME FUND, INC.

                                             By:  /s/ John M. Perlowski
                                                  ------------------------------
                                             Name: John M. Perlowski
                                             Title: President and
                                             Chief Executive Officer

Witness:

/s/ Benjamin Archibald
--------------------------
Name: Benjamin Archibald
Title: Secretary

                                     - 3 -